UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of report (Date of earliest event reported)
August 31, 2022

DIGITAL BRANDS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-40400	46-1942864
(Commission File Number)	(IRS Employer Identification No.)

1400 Lavaca Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

(209) 651-0172

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001	DBGI	The Nasdaq Stock Market LLC
Warrants, each exercisable to purchase one share of Common Stock	DBGIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

On August 31, 2022, Digital Brands Group, Inc. (the “Company”) entered into a Subscription and Investment Representation Agreement (the “Subscription Agreement”) with John Hilburn Davis IV, its Chief Executive Officer, who is an accredited investor (the “Purchaser”), pursuant to which the Company agreed to issue and sell one (1) share of the Company’s Series A Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), to the Purchaser for $25,000 in cash. The sale closed on August 31, 2022. Additional information regarding the rights, preferences, privileges and restrictions applicable to the Preferred Stock is set forth under Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

The Subscription Agreement contains customary representations and warranties and certain indemnification rights and obligations of the parties.

The foregoing summary of the Subscription Agreement does not purport to be complete and is subject to, and qualified in its entirety by, such document, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Purchaser in the Subscription Agreement, the offering and sale of the Preferred Stock was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 3.03 Material Modifications to Rights of Security Holders

The disclosure required by this Item is included in Item 5.03 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 31, 2022, the Company filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, effective as of the time of filing, designating the rights, preferences, privileges and restrictions of the share of Preferred Stock. The Certificate of Designation provides that the Preferred Stock will have 250,000,000 votes per share of Preferred Stock and will vote together with the outstanding shares of the Company’s common stock as a single class exclusively with respect to any proposal to amend the Company’s Sixth Amended and Restated Certificate of Incorporation (as may be amended and/or restated from time to time, the “Restated Certificate”) to effect a reverse stock split of the Company’s common stock and to increase the authorized number of shares of the Company’s common stock. The Preferred Stock will be voted, without action by the holder, on any such proposal in the same proportion as shares of common stock are voted. The Preferred Stock otherwise has no voting rights except as otherwise required by the General Corporation Law of the State of Delaware.

The Preferred Stock is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company. The Preferred Stock has no rights with respect to any distribution of assets of the Company, including upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily. The holder of the Preferred Stock will not be entitled to receive dividends of any kind.

The outstanding share of Preferred Stock shall be redeemed in whole, but not in part, at any time: (i) if such redemption is ordered by the Board of Directors in its sole discretion or (ii) automatically upon the approval by the Company's stockholders of an amendment to the Restated Certificate to increase the authorized number of shares of the Company's common stock and an amendment to the Restated Certificate to implement a future reverse stock split. Upon such redemption, the holder of the Preferred Stock will receive consideration of $25,000 in cash.

Furthermore, on August 31, 2022, the Board of Directors of the Company approved a second amendment (the “Second Amendment”) to the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”) that amends the quorum for a stockholders’ meeting or action to be at least 33 1/3% of the shares of the capital stock of the Company issued and outstanding and entitled to vote, present in person or represented by proxy.

The foregoing summaries of the Certificate of Designation and Second Amendment to the Bylaws do not purport to be complete and are subject to, and qualified in their entirety by reference to the Certificate of Designation and the Second Amendment, copies of which are attached hereto as Exhibit 3.1 and Exhibit 3.2 and are incorporated herein by reference.

Item 5.08.	Shareholder Director Nominations.

The information set forth under the caption “Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year” is incorporated herein by reference.

Item 8.01	Other Events.

As previously reported on June 23, 2022, Digital Brands Group, Inc., a Delaware corporation (the “Company” or “DBG”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “Agreement”) on June 17, 2022 with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), Sunnyside, LLC, a California limited liability company (“Sundry”), and George Levy as the Sellers’ representative (the “Sellers’ Representative”), pursuant to which the Company will acquire all of the issued and outstanding membership interests of Sundry (such transaction, the “Acquisition”).

In connection with the proposed Acquisition, the Company is filing this Current Report on Form 8-K to provide the following financial information with respect to Sundry and the Company:

(1)	unaudited pro forma combined balance sheets of DBG and Sundry as of June 30, 2022 and unaudited pro forma combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021; and

(2)	unaudited balance sheets of Sundry as of June 30, 2022 and December 31, 2021, and statement of operations for the six months ended June 30, 2022 and 2021, filed as Exhibit 99.1 and incorporated by reference herein.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF SUNNYSIDE, LLC (“SUNDRY”)

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the historical financial statements of the relevant entities and the pro forma financial statements and the notes thereto included elsewhere in this Report. This discussion and analysis contains forward- looking statements that involve risks and uncertainties. Sundry’s actual results may differ materially from those anticipated in these forward-looking statements.

Overview

Sundry captures coastal casual style with a certain French Chic. Sundry is primarily a wholesale brand that we intend to transition to a digital, direct-to-consumer brand.

Net Revenue

Sundry sells its products directly to customers. Sundry also sells its products indirectly through wholesale channels that include third-party online channels and physical channels such as specialty retailers and department stores.

Cost of Net Revenue

Sundry’s cost of net revenue includes the direct cost of purchased and manufactured merchandise; inventory shrinkage; inventory adjustments due to obsolescence including excess and slow-moving inventory and lower of cost and net realizable reserves; duties; and inbound freight.

Operating Expenses

Sundry’s operating expenses include all operating costs not included in cost of net revenues and sales and marketing. These costs consist of general and administrative, fulfillment and shipping expense to the customer.

General and administrative expenses consist primarily of all payroll and payroll-related expenses, professional fees, insurance, software costs, occupancy expenses related to Sundry’s stores and to Sundry’s operations at its headquarters, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Sundry’s fulfillment and shipping expenses include the cost to operate its warehouse including occupancy and labor costs to pick and pack customer orders and any return orders; packaging; and shipping costs to the customer from the warehouse and any returns from the customer to the warehouse.

Sales and Marketing

Sundry’s sales and marketing expense primarily includes digital advertising; photo shoots for wholesale and direct-to-consumer communications, including email, social media and digital advertisements; and commission expenses associated with sales representatives.

Six Months Ended June 30, 2022 Compared to Six Months Ended June 30, 2021

Results of Operations

The following table presents our results of operations for the six months ended June 30, 2022 and 2021:

	Six Months Ended
	June 30,
	2022	2021
Net revenues	$9,449,734	$13,765,815
Cost of net revenues	4,948,290	8,410,619
Gross profit	4,501,444	5,355,196
Operating expenses	4,170,137	4,301,578
Operating income	331,307	1,053,618
Other income (expenses)	(36,867)	652,104
Income before provision for income taxes	294,440	1,705,722
Provision for income taxes	(800)	(800)
Net income	$293,640	$1,704,922

Net Revenues

Revenue decreased by $4.3 million for the six months ended June 30, 2022 compared to the same period in 2021. The decrease was due to less e-commerce and wholesales sales as consumers and companies were affected by macronemic conditions.

Gross Profit

Sundry’s gross profit decreased by $0.9 million for the six months ended June 30, 2022 compared to the same period in 2021. The decrease in gross profit was primarily due to the corresponding decreases in revenues, offset by better margins in 2022.

Sundry’s gross margin was 47.6% and 38.9% for the six months ended June 30, 2022 and 2021, respectively. The increase in margin was due to write-downs of inventory in the spring of 2021.

Operating Expenses

Sundry’s operating expenses decreased by $0.1 million for the six months ended June 30, 2022 compared to the same period in 2021. The decrease was primarily due to lower sales and marketing expenses, partially offset by increased personnel costs in general and administrative departments.

Other Income / Expenses

Other expenses consist of interest expense. In 2021, the Company recorded other income pertainting to PPP forgiveness.

Net Income

Sundry had a net income of $0.3 million in 2022 compared to a net income of $1.7 million in 2021. The decrease in net income was primarily due to lower gross profit and other income recorded in 2021.

Cash Flow Activities

The following table presents selected captions from Sundry’s statement of cash flows for the six months ended June 30, 2022 and 2021:

	Six Months Ended
	June 30,
	2022	2021
Net cash provided by operating activities:
Net income	$293,640	$1,704,922
Non-cash adjustments	27,000	(653,742)
Change in operating assets and liabilities	(3,916)	(59,207)
Net cash provided by operating activities	316,724	991,973
Net cash provided by (used in) investing activities	18,982	(5,000)
Net cash provided by (used in) financing activities	272,700	(734,363)
Net change in cash	$608,406	$252,611

Cash Flows Provided By Operating Activities

Sundry’s cash provided by operating activities was $0.3 million in 2022 compared to cash provided by $1.0 million in 2021. The decrease in net cash provided by operating activities was primarily driven by lower net income in 2022, partially offset by non-cash adjustments.

Cash Flows Provided By Investing Activities

In 2022, Sundry received proceeds funds from a deposit.

Cash Flows Provided by Financing Activities

Sundry’s cash provided by financing activities was $0.3 million in 2022, consisting of $1.0 million in related party advances partially offset by $0.5 million in related party repayments, $0.2 million factor repayments and $0.1 million in member distributions. Sundry’s cash used in financing activities was $0.7 million in 2021, consisting of $0.6 million in proceeds from loans, factor repayments of $0.2 million and distributions of $1.2 million.

Year Ended December 31, 2021 compared to Year Ended December 31, 2020

The following table presents Sundry’s results of operations for the year ended December 31, 2021 and 2020:

	Year Ended
	December 31,
	2021	2020
Net revenues	$22,800,825	$19,897,696
Cost of net revenues	13,638,553	8,525,612
Gross profit	9,162,271	11,372,084
Operating expenses	8,657,442	7,625,335
Operating income	504,829	3,746,749
Other income (expense)	1,249,881	(45,527)
Income before provision for income taxes	1,754,710	3,701,222
Provision for income taxes	800	800
Net income	$1,753,911	$3,700,422

Net Revenues

Revenue increased by $2.9 million for the year ended December 31, 2021 compared to 2020. The increase was due to due to recovered customer demand after COVID-19.

Gross Profit

Sundry’s gross profit decreased by $2.2 million for the year ended December 31, 2021 compared to 2020. The decrease in gross profit was primarily due to increased product and global shipping costs

Sundry’s gross margin was 40.2% and 57.2% for the years ended December 31, 2021 and 2020, respectively.

Operating Expenses

Sundry’s operating expenses increased by $1.4 million for the year ended December 31, 2021 compared to 2020. The increase was primarily due to increased headcount and personnel costs in all departments, including general and administrative and sales.

Other Expenses

Other expenses primarily consist of interest expense. In 2022, we recorded $1.3 million in other income pertaining to PPP forgiveness.

Net Loss

Sundry had net income of $1.8 million in 2021 compared to $3.7 million in 2022. The decrease of $1.9 million was primarily due to lower gross profit and increased general and administrative expenses, partially offset by other income in 2022.

Cash Flow Activities

The following table presents selected captions from Sundry’s statement of cash flows for the years ended December 31, 2021 and 2020:

	Year Ended
	December 31,
	2021	2020
Net cash provided by operating activities:
Net income	$1,753,911	$3,700,422
Non-cash adjustments	$(1,255,981)	$149,618
Change in operating assets and liabilities	$421,928	$(1,880,989)
Net cash provided by (used in) operating activities	$919,859	$1,969,051
Net cash used in investing activities	$-	$(11,430)
Net cash provided by (used in) financing activities	$(1,236,063)	$(1,429,829)
Net change in cash	$(316,204)	$527,792

Cash Flows Provided By Operating Activities

Sundry’s cash provided by operating activities was $0.9 million in 2021 compared to cash provided of $2.0 million in 2020. The decrease in net cash provided by operating activities was primarily driven by the lower net income and non-cash items, partially offset by cash provided by changes in operating assets and liabilities, partially offset by Sundry’s net loss in 2022.

Cash Flows Provided By Investing Activities

In 2020, Sundry purchased a nominal amount of property and equipment.

Cash Flows Provided by Financing Activities

Sundry’s cash used in financing activities was $1.2 million in 2021, consisting of $1.9 million in member distributions partially offset by loan proceeds of $0.4 million and factor advances of $0.1 million. Sundry’s cash used in financing activities was $1.4 million in 2020, consisting of $2.0 million in member distributions and factor repayments of $0.3 million, partially offset by loan proceeds of $0.8 million.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information presents the unaudited pro forma combined balance sheet and statement of operations based upon the combined historical financial statements of DBG and Sundry after giving effect to the business combinations and adjustments described in the accompanying notes.

The unaudited pro forma combined balance sheets of DBG and Sundry as of June 30, 2022 has been prepared to reflect the effects of the acquisition as if it occurred on June 30, 2022. The unaudited pro forma combined statements of operations for the six months ended June 30, 2022 combine the historical results and operations of DBG and Sundry giving effect to the transaction as if it occurred on January 1, 2022. The unaudited pro forma combined statements of operations for the year ended December 31, 2021 combine the historical results and operations of DBG, Harper & Jones, Stateside and Sundry giving effect to the transactions as if they occurred on January 1, 2021.

The unaudited pro forma combined financial information should be read in conjunction with the audited and unaudited historical financial statements of each of DBG, Harper & Jones, Stateside and Sundry and the notes thereto. Additional information about the basis of presentation of this information is provided in Note 2 below.

The unaudited pro forma combined financial information was prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma adjustments reflecting the transaction have been prepared in accordance with business combination accounting guidance as provided in Accounting Standards Codification Topic 805, Business Combinations and reflect the preliminary allocation of the purchase price to the acquired assets and liabilities based upon the preliminary estimate of fair values, using the assumptions set forth in the notes to the unaudited pro forma combined financial information.

The unaudited pro forma combined financial information is provided for informational purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been completed as of the dates set forth above, nor is it indicative of the future results or financial position of the combined company. In connection with the pro forma financial information, DBG allocated the purchase price using its best estimates of fair value. Accordingly, the pro forma acquisition price adjustments are preliminary and subject to further adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information also does not give effect to the potential impact of current financial conditions, any anticipated synergies, operating efficiencies or cost savings that may result from the transaction or any integration costs.

Furthermore, the unaudited pro forma combined statements of operations do not include certain nonrecurring charges and the related tax effects which result directly from the transaction as described in the notes to the unaudited pro forma combined financial information.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2022

				Pro Forma	Pro Forma
	DBG	Sundry	Total	Adjustments	Combined
Net revenues	$7,171,411	$9,449,734	$16,621,145	$-	$16,621,145
Cost of net revenues	3,526,833	4,948,290	8,475,123	-	8,475,123
Gross profit	3,644,578	4,501,444	8,146,022	-	8,146,022

Operating expenses:
General and administrative	9,601,467	1,853,295	11,454,762	2,408,227	13,862,989
Sales and marketing	2,745,863	556,910	3,302,773	-	3,302,773
Distribution	424,773	1,759,932	2,184,705	-	2,184,705
Change in fair value of contingent consideration	7,121,240	-	7,121,240	-	7,121,240
Total operating expenses	19,893,343	4,170,137	24,063,480	2,408,227	26,471,707

Loss from operations	(16,248,765)	331,307	(15,917,458)	(2,408,227)	(18,325,685)

Other income (expense):
Interest expense	(3,771,476)	(36,867)	(3,808,343)	-	(3,808,343)
Other non-operating income (expenses)	2,653,375	-	2,653,375	-	2,653,375
Total other income (expense), net	(1,118,101)	(36,867)	(1,154,968)	-	(1,154,968)

Income tax benefit (provision)	-	(800)	(800)	-	(800)
Net income (loss)	$(17,366,866)	$293,640	$(17,073,226)	$(2,408,227)	$(19,481,453)

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE
YEAR ENDED DECEMBER 31, 2021

						Pro Forma		Pro Forma
	DBG	H&J	Stateside	Sundry	Total	Adjustments		Combined
Net revenues	$7,584,859	$980,261	$3,269,481	$22,800,825	$34,635,426	$-		$34,635,426
Cost of net revenues	4,689,200	350,004	1,194,693	13,638,553	19,872,450	-		19,872,450
Gross profit	2,895,659	630,257	2,074,788	9,162,271	14,762,976	-		14,762,976

Operating expenses:
General and administrative	17,779,903	410,891	1,147,168	3,201,811	22,539,773	6,197,028	(a)	28,736,800
Sales and marketing	3,810,583	349,338	514,742	4,374,667	9,049,330	-		9,049,330
Distribution	489,371	-	115,286	1,080,964	1,685,621	-		1,685,621
Impairment of intangible assets	3,400,000	-	-	-	3,400,000	-		3,400,000
Change in fair value of contingent consideration	8,764,460	-	-	-	8,764,460	-		8,764,460
Total operating expenses	34,244,317	760,229	1,777,195	8,657,442	45,439,184	6,197,028		51,636,212

Loss from operations	(31,348,658)	(129,972)	297,593	504,829	(30,676,207)	(6,197,028)		(36,873,235)

Other income (expense):
Interest expense	(3,663,921)	(33,668)	-	(70,018)	(3,767,607)	(1,344,000)	(b)	(5,111,607)
Other non-operating income (expenses)	1,554,502	-	(12,494)	1,319,899	2,861,907	(1,319,899)	(c)	1,542,008
Total other income (expense), net	(2,109,419)	(33,668)	(12,494)	1,249,881	(905,699)	(2,663,899)		(3,569,598)

Income tax benefit (provision)	1,100,120	-	-	(800)	1,099,320	-		1,099,320
Net income (loss)	$(32,357,957)	$(163,640)	$285,099	$1,753,911	$(30,482,587)	$(8,860,927)		$(39,343,514)

UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF JUNE 30, 2022

				Pro Forma		Pro Forma
	DBG	Sundry	Total	Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$802,724	$1,025,641	$1,828,365	$-		$1,828,365
Accounts receivable, net	190,056	69,773	259,829	-		259,829
Due from factor, net	929,989	552,367	1,482,356	-		1,482,356
Inventory	2,883,613	4,999,496	7,883,109	-		7,883,109
Prepaid expenses and other current assets	813,681	242,982	1,056,663	-		1,056,663
Total current assets	5,620,063	6,890,259	12,510,322	-		12,510,322
Deferred offering costs	367,696	-	367,696	-		367,696
Property, equipment and software, net	65,235	126,102	191,337	-		191,337
Goodwill	18,264,822	-	18,264,822	3,379,691	(b)	21,644,513
Intangible assets, net	11,765,688	-	11,765,688	21,454,063	(a),(b)	33,219,751
Deposits	137,794	9,612	147,406	-		147,406
Right of use asset	201,681		201,681			201,681
Total assets	$36,422,979	$7,025,973	$43,448,952	$24,833,754		$68,282,706

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$7,003,333	$1,382,180	$8,385,512	$-		$8,385,512
Accrued expenses and other liabilities	3,698,717	390,774	4,089,491	-		4,089,491
Deferred revenue	221,363	-	221,363	-		221,363
Due to related parties	250,598	495,000	745,598	-		745,598
Contingent consideration liability	19,300,716	-	19,300,716	-		19,300,716
Convertible notes, current	100,000	-	100,000	-		100,000
Accrued interest payable	1,801,303	-	1,801,303	-		1,801,303
Note payable - related party	154,489	-	154,489	-		154,489
Venture debt, net of discount	6,251,755	-	6,251,755	-		6,251,755
Loan payable, current	1,489,335	-	1,489,335	-		1,489,335
Promissory note payable, current	3,500,000	-	3,500,000	-		3,500,000
Right of use liability, current portion	201,681		201,681	-		201,681
Total current liabilities	43,973,290	2,267,954	46,241,244	-		46,241,244
Convertible note payable, net	5,986,068	-	5,986,068	-		5,986,068
Loan payable	298,900	-	298,900	-		298,900
Derivative liability	1,044,939	-	1,044,939	-		1,044,939
Warrant liability	-	-	-	-		-
Right of use liability	-		-	-		-
Total liabilities	51,303,197	2,267,954	53,571,151	-		53,571,151

Stockholders' equity (deficit):
Common stock	5,287	-	5,287	-		5,287
Additional paid-in capital	68,185,315	-	68,185,315	32,000,000	(b)	100,185,315
Members' equity	-	4,758,019	4,758,019	(4,758,019	)(b)	-
Accumulated deficit	(83,070,820)	-	(83,070,820)	(2,408,227)		(85,479,047)
Total stockholders' equity (deficit)	(14,880,218)	4,758,019	(10,122,199)	24,833,754		14,711,555
Total liabilities and stockholders' equity (deficit)	$36,422,979	$7,025,973	$43,448,952	$24,833,754		$68,282,706

NOTES TO THE UNAUDITED PRO FORMA FINANCIAL STATEMENTS

1.	Description of Transactions

On February 12, 2020, the Company entered into an Agreement and Plan of Merger with Bailey 44, LLC (“Bailey”), a Delaware limited liability company. On the acquisition date, Bailey 44 , LLC became a wholly owned subsidiary of the Company.

On May 18, 2021, the Company closed its acquisition of Harper & Jones, LLC (“H&J”) pursuant to its Membership Interest Stock Purchase Agreement with D. Jones Tailored Collection, Ltd. to purchase 100% of the issued and outstanding equity of Harper & Jones, LLC. On the acquisition date, H&J became a wholly owned subsidiary of the Company.

On August 30, 2021, the Company closed its acquisition of Mosbest, LLC dba Stateside (“Stateside”) pursuant to its Membership Interest Purchase Agreement with Moise Emquies to purchase 100% of the issued and outstanding equity of Stateside. On the acquisition date, Stateside became a wholly owned subsidiary of the Company.

Sundry

On June 17, 2022, Digital Brands Group, Inc., a Delaware corporation (the “Company” or “DBG”), entered into an Amended and Restated Membership Interest Purchase Agreement (the “Agreement”) with Moise Emquies, George Levy, Matthieu Leblan and Carol Ann Emquies (“Sellers”), Sunnyside, LLC, a California limited liability company (“Sundry”), and George Levy as the Sellers’ representative (the “Sellers’ Representative”), pursuant to which the Company will acquire all of the issued and outstanding membership interests of Sundry (such transaction, the “Acquisition”). Sellers and DBG are sometimes collectively referred to herein as the “Parties” and individually as a “Party.”

Pursuant to the Agreement, Sellers, as the holders of all of the outstanding membership interests of Sundry, will exchange all of such membership interests for (i) $5 million in cash, which will be paid at Closing (as defined below), of which $2.5 million is paid to each of George Levy and Matthieu Leblan; (ii) at the Sellers’ option at Closing, either (a) $7 million dollars paid in the Company’s common stock, with a par value of $0.0001 per share (the “Buyer Shares”), at $0.19 per share, which is the per share closing price of the Buyer Shares on Nasdaq on June 17, 2022 (the “Issuance Price”); or (b) $7 million in cash, to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement; and (iii) $20 million paid in Buyer Shares at a per share price equal to the Issuance Price issued to each of the Sellers, Jenny Murphy and Elodie Crichi pro rata in accordance to the percentage set forth in the Agreement.

Subject to the terms of the Agreement, the Acquisition shall close (the “Closing”) on a date no later than two (2) Business Days after the conditions to Closing set forth in the Agreement has been satisfied or waived. At Closing, DBG and each of the Sellers will enter a registration rights agreement to provide registration rights with respect to the Buyer Shares issuable pursuant to the Agreement, and an escrow agreement, in forms agreed to by the parties.

2.	Basis of Presentation

The historical financial information has been adjusted to give pro forma effect to events that are directly attributable to the transaction, (ii) factually supportable, and (iii) with respect to the unaudited pro forma combined balance sheets and unaudited pro forma combined statements of operations, expected to have a continuing impact on the combined results.

The transactions were accounted for as a business acquisition whereas Harper & Jones, Stateside and Sundry are the accounting acquirees and DBG is the accounting acquirer.

3.	Consideration Transferred - Sundry

Cash	$12,000,000
Common stock	20,000,000
Purchase price consideration	$32,000,000

For the purpose of the pro forma consideration, the $7.0 million Seller option was included as cash consideration. As a result of the acquisition, DBG recorded pro forma intangible assets of $23,862,890,including $14,449,360 attributable to brand name and $9,412,930 attributable to customer relationships. DBG recorded $3,716,276 in pro forma goodwill representing the remaining excess purchase price of the fair value of net assets acquired and liabilities assumed.

The following table shows the preliminary allocation of the purchase price for Sundry to the acquired net identifiable assets and pro forma goodwill:

Assets acquired	$7,025,973
Goodwill	3,379,691
Intangible assets	23,862,290
Liabilities assumed	(2,267,954)
Purchase price consideration	$32,000,000

(a)	To recognize depreciation on the acquired entities’ property and equipment, and amortization on the intangible assets recorded as a result of the acquisition.

(b)	To record the purchase price allocation of the Sundry pro forma acquisition, including the recognition of goodwill and intangible assets, purchase price consideration by DBG, and elimination of Sundry’s equity.

(c)	To eliminate the Sundry PPP forgiveness.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Designation of Series A Preferred Stock, dated August 31, 2022
3.2	Amendment No. 2 to the Amended and Restated Bylaws of Digital Brands Group, Inc., as amended
10.1	Subscription and Investment Representation Agreement, dated August 31, 2022, by and between Digital Brands Group, Inc. and the purchaser signatory thereto
99.1	Unaudited balance sheets of Sunnyside, LLC as of June 30, 2022 and December 31, 2021, and statements of operations for the six months ended June 30, 2022 and June 30, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL BRANDS GROUP, INC.

Date: August 31, 2022.

	By:	/s/ John Hilburn Davis IV
	Name:	John Hilburn Davis IV
	Title:	President and Chief Executive Officer